FOR IMMEDIATE RELEASE

Evans Bancorp Reports Third Quarter 2006 Financial Results

•	Earnings per share increased 2.2% over third quarter 2005

•	Net income increased 2.1% to $1.282 million over third quarter 2005

•	Net loans and leases increased 10.7% over third quarter 2005

ANGOLA, NY, October 30, 2006 – Evans Bancorp, Inc. (NASDAQ: EVBN), a financial services company serving Western New York, today reported a 2.1% increase in net income to $1.282 million for the third quarter which ended September 30, 2006. On a per share basis, earnings grew 2.2% to $0.47 per diluted share. The results for the quarter are compared with third quarter 2005 results of $1.256 million in net income or $0.46 per diluted share. On a year-to-date basis, net income grew 1.8% to $3.759 million in fiscal 2006 from $3.693 million in fiscal 2005. On a per diluted share basis, earnings grew 1.5% to $1.38 in fiscal 2006 from $1.36 in fiscal 2005.

James Tilley, President and CEO of Evans Bancorp, Inc., commented, “Despite the challenges presented by the current interest rate environment and soft insurance market, our strategy to increase our lines of business and sources of revenue combined with careful fiscal management have resulted in relatively steady performance with moderate earnings growth. We have focused on growing commercial leasing, maintaining good credit quality and managing our expenses.”

Revenue and Expenses
Total interest income for the third quarter of 2006 was $6.7 million, up $0.8 million, or 13.4%, from the same period last year. Interest income from loans and leases increased 21.7%, or $0.9 million, to $5.2 million on a larger loan and lease base. Approximately $0.5 million of the increase in loan and lease interest income was related to the Company’s national leasing subsidiary’s growth in revenue. Net loans and leases were $275.3 million at the end of the third quarter this year, up $26.6 million, or 10.7%, from $248.7 million a year ago. Higher interest income was offset by a $0.9 million, or 41.3%, increase in interest expense to $3.1 million from $2.2 million in the third quarter last year. Higher interest expense reflects elevated interest paid on deposits. Excluding $0.1 million in negotiated incremental interest income from a commercial loan paid off in last year’s third quarter, third quarter 2006 net interest income of $3.6 million was flat with the 2005 third quarter.

The Company’s net interest margin for the quarter was 3.50%, down slightly from last year’s third quarter net interest margin of 3.59%. Net interest income after the provision for loan losses was $3.3 million in the third quarter 2006, down from $3.5 million in the same period of 2005. A higher provision for loan and lease losses reflects the growth in the allowance for loan and lease losses primarily due to a larger loan and lease base over last year.

Total non-interest income for the third quarter of 2006, approximately 29% of total revenue, was $2.7 million, an increase of 8.9%, or $0.2 million, over the third quarter of 2005. Higher net gains on sales of securities of $0.1 million and growth in other miscellaneous non-interest income of $0.2 million in the 2006 third quarter more than offset slight declines in insurance services and fees. Higher other income was primarily from loan and lease-volume driven revenue which includes commercial prepayment penalties and lease fee income. Insurance service and fees have been impacted by the soft insurance market which has resulted in lower property and casualty premiums for both commercial and retail lines of business.

Non-interest expense for the third quarter of 2006 held relatively flat at $4.3 million compared with the third quarter of 2005. A $0.1 million, or 4.7%, increase in salaries and employee benefits due to annual merit pay increases and additional staffing was offset by lower spending on supplies, advertising, professional services, other insurance, and other miscellaneous expenses. The Company has implemented expense control to offset the impact of the challenging interest rate environment. The effective tax rate for the quarter was 26.9% compared with a rate of 28.4% from the same period last year, primarily due to a higher percentage of tax advantaged income in 2006.

Balance Sheet Trends and Asset Quality
At September 30, 2006, total assets were $465.5 million compared with $459.5 million at September 30, 2005 and $468.5 million at December 31, 2005. Net loans increased $26.6 million or 10.7% to $275.3 million from $248.7 million at September 30, 2005, and increased $18.5 million or 7.2% from $256.8 at December 31, 2005. The higher loan balances are attributed to a strong residential mortgage market, success with expanding the Company’s small-ticket equipment leasing and moderately strong commercial mortgage demand, despite an unusually high degree of prepayment activity.

Deposits increased $4.3 million, or 1.2%, compared with the third quarter last year, and increased $22.4 million, or 6.6%, compared with December 31, 2005 to $359.2 million. The growth in deposits during 2006 has mainly been due to large, higher cost, certificates of deposits. The Company redesigned its retail deposit product suite in the first half of the year to focus on growing its core deposit base.

The allowance for loan and lease losses to total loans and leases was 1.32% compared with 1.32% at September 30, 2005, while nonperforming loans and leases to total loans and leases decreased to 0.24%, a 60 basis point improvement over September 30, 2005.

Stockholders’ equity was $38.7 million as of September 30, 2006, up from $36.0 million at the end of the third quarter last year.

Outlook
Mr. Tilley concluded, “We are developing processes and training to improve the cross-selling capabilities of our associates to promote the full breadth of the Company’s products and services. We believe that successful cross-selling will result in stronger customer relationships. These relationships, our business mix, and success in managing operating expense levels, we think, will make us highly competitive in our market, improve our earnings power and help to overcome the challenging interest rate environment and soft insurance market that we believe will continue at least through the remainder of the year.”

Investor Webcast
James Tilley, President and Chief Executive Officer, will present the Company’s financial results, strategy and outlook at the Western New York Investors Conference on Tuesday, October 31, 2006 at the Buffalo-Niagara Marriott in Amherst, New York.

Evans Bancorp’s presentation is scheduled to begin at 9:15 a.m. A live webcast of the presentation, along with presentation materials, will be available at the Company’s website at www.evansbancorp.com. The webcast link will also be available on the conference website at www.wnyinvest.org.

If you are unable to listen to the live presentation, an archive will be made available on the Company’s website for 60 days.

About Evans Bancorp, Inc.
Evans Bancorp, Inc., a financial holding company, is the parent company of Evans National Bank, a commercial bank with approximately $465 million in assets and $359 million in deposits at September 30, 2006. The Bank has 10 branches located in Western New York. Evans National Leasing, Inc., a wholly-owned subsidiary of Evans National Bank is a general business equipment leasing company with customers throughout the U.S. ENB Insurance Agency, Inc. is an indirect, wholly-owned subsidiary of Evans Bancorp and provides retail and commercial property and casualty insurance through 12 agencies in the Western New York region. ENB Associates, a wholly-owned subsidiary of ENB Insurance Agency, provides non-deposit investment products such as annuities and mutual funds. More information on Evans Bancorp, Inc and Evans National Bank can be found at its websites: www.evansbancorp.com and www.evansnationalonline.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, difficulties in achieving operating efficiencies and difficulties in integrating acquired companies’ businesses. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information future events or otherwise.

For more information contact:	-OR-
James Tilley, President & CEO	Deborah K. Pawlowski, Kei Advisors LLC

Phone: (716) 926-2000 Email: jtilley@evansnational.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

TABLES FOLLOW

EVANS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands except share and per share data)

	Three Months Ended
	September 30,
	2006	2005
Performance ratios, annualized
Return on average total assets	1.10%	1.08%
Return on average stockholders’ equity	13.55%	13.61%
Common dividend payout ratio (TTM)	37.97%	36.10%
Efficiency ratio	65.50%	66.45%
Yield on average earning assets	6.47%	5.68%
Cost of interest-bearing liabilities	3.50%	2.48%
Net interest rate spread	2.97%	3.20%
Contribution of interest-free funds	0.53%	0.39%
Net interest margin	3.50%	3.59%
Asset quality data
Past due over 90 days and accruing loans and leases	$81	$413
Non-accrual loans and leases	$596	$1,693
Total non-performing loans and leases	$677	$2,106
Other real estate owned (ORE)	$40	—
Total non-performing assets	$717	$2,106
Net loan and lease charge-offs (recoveries)	$229	$55
Net charge-offs to average total loans and leases	0.33%	0.09%
Asset quality ratios
Non-performing loans and leases to total loans and leases	0.24%	0.84%
Non-performing assets to total assets	0.15%	0.46%
Allowance for loan and lease losses to total loans and leases	1.32%	1.32%
Allowance for loan and lease losses to non- performing loans and leases	543.57%	157.93%
Capital ratios
Average common equity to average total assets	8.10%	7.96%
Leverage ratio	8.52%	7.91%
Tier 1 risk-based capital ratio	12.90%	12.39%
Risk-based capital ratio	14.10%	13.54%
Book value per share*	$14.23	$13.25
Common shares outstanding
Average-diluted*	2,727,307	2,724,272
Period-end basic*	2,722,401	2,718,567

*All September 30, 2005 share and per share data have been adjusted to reflect the five percent stock dividend paid on

December 7, 2005.

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands except share and per share data)

	September 30,	December 31,
	2006	2005
ASSETS

Cash and cash equivalents:

Cash and due from banks	$11,740	$15,635

Securities:

Available for sale, at fair value	136,533	155,610

Held to maturity, at amortized cost	4,294	4,342

Loans and leases, net of allowance for loan and lease losses of $3,680

in 2006 and $3,211 in 2005	275,271	256,810

Properties and equipment, net	8,119	8,151

Goodwill	9,639	9,639

Intangible assets	2,566	2,728

Bank-owned life insurance	9,952	9,586

Other assets	7,340	6,045

TOTAL ASSETS	$465,454	$468,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits:

Demand	$70,073	$71,183

NOW	11,542	12,401

Regular savings	90,085	86,558

Muni-vest	35,362	27,521

Time	152,105	139,145

Total deposits	359,167	336,808

Federal funds purchased and agreements to repurchase securities	9,352	8,985

Other short-term borrowings	14,207	34,585

Other liabilities	7,997	6,629

Junior subordinated debentures	11,330	11,330

Long-term borrowings	24,674	33,333

Total liabilities	426,727	431,670

CONTINGENT LIABILITIES AND COMMMITMENTS

STOCKHOLDERS’ EQUITY:

Common stock, $.50 par value; 10,000,000 shares authorized;

2,745,338 and 2,745,338 shares issued, respectively, and

2,722,401 and 2,729,779 shares outstanding, respectively	1,373	1,373

Capital surplus	26,179	26,155

Retained earnings	12,991	11,087

Accumulated other comprehensive loss, net of tax	(1,323)	(1,387)

Less: Treasury stock, at cost (22,937 and 15,559 shares, respectively)	(493)	(352)

Total stockholders’ equity	38,727	36,876

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$465,454	$468,546

*All September 30, 2005 share and per share data have been adjusted to reflect the five percent stock dividend paid on

December 7, 2005.

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands except share and per share data)

	Three Months Ended
	September 30,
	2006	2005
INTEREST INCOME
Loans and leases	$5,242	$4,307
Federal funds sold/Interest bearing deposits at other banks	5	13
Securities:
Taxable	1,030	1,154
Non-taxable	470	478

Total interest income	6,747	5,952
INTEREST EXPENSE
Deposits	2,408	1,653
Other borrowings	469	368
Junior subordinated debentures	223	173

Total interest expense	3,100	2,194

NET INTEREST INCOME	3,647	3,758
PROVISION FOR LOAN AND LEASE LOSSES	305	215

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	3,342	3,543

NON-INTEREST INCOME:
Bank charges	533	558
Insurance service and fees	1,460	1,508
Net gain on sales of securities	114	2
Premium on loans sold	2	4
Bank-owned life insurance	132	96
Life insurance proceeds	-	15
Other	486	322

Total non-interest income	2,727	2,505

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,403	2,296
Occupancy	496	497
Supplies	48	73
Repairs and maintenance	140	136
Advertising and public relations	82	105
Professional services	207	237
Amortization of intangibles	141	132
Other Insurance	79	86
Other	720	732

Total non-interest expense	4,316	4,294

INCOME BEFORE INCOME TAXES	1,753	1,754

INCOME TAXES	471	498

NET INCOME	$1,282	$1,256

Net income per common share-basic	$0.47	$0.46

Net income per common share-diluted	$0.47	$0.46

Cash dividends per common share	$0.34	$0.33

Weighted average number of common shares	2,724,940	2,721,633

Weighted average number of diluted shares	2,727,307	2,724,272

*All September 30, 2005 share and per share data have been adjusted to reflect the five percent stock dividend paid on

December 7, 2005

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands except share and per share data)

	Nine Months Ended
	September 30,
	2006	2005
INTEREST INCOME

Loans and leases	$14,749	$11,721

Federal funds sold/Interest bearing deposits at other banks	35	112

Securities:

Taxable	3,209	3,556

Non-taxable	1,427	1,456

Total interest income	19,420	16,845

INTEREST EXPENSE

Deposits	6,429	4,502

Other borrowings	1,509	1,154

Junior subordinated debentures	621	474

Total interest expense	8,559	6,130

NET INTEREST INCOME	10,861	10,715

PROVISION FOR LOAN AND LEASE LOSSES	815	554

NET INTEREST INCOME AFTER

PROVISION FOR LOAN AND LEASE LOSSES	10,046	10,161

NON-INTEREST INCOME:

Bank charges	1,508	1,546

Insurance service and fees	5,147	5,084

Net gain on sales of securities	114	107

Premium on loans sold	6	16

Bank-owned life insurance	365	302

Life insurance proceeds	-	95

Other	1,282	890

Total non-interest income	8,422	8,040

NON-INTEREST EXPENSE:

Salaries and employee benefits	7,344	6,943

Occupancy	1,529	1,485

Supplies	216	270

Repairs and maintenance	411	430

Advertising and public relations	343	378

Professional services	602	785

Amortization of intangibles	406	386

Other Insurance	256	282

Other	2,179	2,122

Total non-interest expense	13,286	13,081

INCOME BEFORE INCOME TAXES	5,182	5,120

INCOME TAXES	1,423	1,427

NET INCOME	$3,759	$3,693

Net income per common share-basic	$1.38	$1.36

Net income per common share-diluted	$1.38	$1.36

Cash dividends per common share	$0.68	$0.65

Weighted average number of common shares	2,724,207	2,721,955

Weighted average number of diluted shares	2,726,486	2,725,745

*All September 30, 2005 share and per share data have been adjusted to reflect the five percent stock dividend paid on

December 7, 2005.

EVANS BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
(Unaudited)
(In thousands except share and per share data)

	Three Months Ended			Three Months Ended

	September 30, 2006			September 30, 2005

	Average	Interest		Average	Interest

	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/

	Balance	Paid	Rate	Balance	Paid	Rate

	(dollars in thousands)			(dollars in thousands)

ASSETS

Interest-earning assets:

Loans and leases, net	$272,492	$5,242	7.69%	$245,346	$4,307	7.02%

Taxable securities	100,440	1,030	4.10%	124,928	1,154	3.69%

Tax-exempt securities	43,570	470	4.31%	45,917	478	4.16%

Federal funds sold	514	5	3.89%	2,770	13	1.88%

Total interest-earning assets	417,016	6,747	6.47%	418,961	5,952	5.68%

Non interest-earning assets:

Cash and due from banks	12,584			10,207

Premises and equipment, net	8,172			8,284

Other assets	29,645			26,083

Total Assets	$467,417			$463,535

LIABILITIES & STOCKHOLDERS’ EQUITY

Interest-bearing liabilities:

NOW	$11,952	$6	0.20%	$12,443	$5	0.16%

Regular savings	89,868	272	1.21%	93,774	200	0.85%

Muni-Vest savings	34,293	385	4.49%	50,318	380	3.02%

Time deposits	152,207	1,745	4.59%	135,560	1,068	3.15%

Other borrowed funds	45,680	452	3.96%	44,873	356	3.17%

Junior subordinated debentures	11,330	223	7.87%	11,330	173	6.11%

Securities sold U/A to repurchase	8,564	17	0.79%	6,070	12	0.79%

Total interest-bearing liabilities	353,894	$3,100	3.50%	354,368	$2,194	2.48%

Noninterest-bearing liabilities:

Demand deposits	66,430			64,900

Other	9,255			7,362

Total liabilities	$429,579			$426,630

Stockholders’ equity	37,838			36,905

Total Liabilities and Equity	$467,417			$463,535

Net interest earnings		$3,647			$3,758

Net yield on interest earning assets			3.50%			3.59%

Interest rate spread			2.97%			3.20%